TERMINATION OF MASTER CONSULTING AGREEMENT

   This Agreement is made and entered into as of August 14, 1998 by and between NATIONSBANC SERVICES, INC., a North Carolina corporation ("NBSI") and FINANCIAL SUPERMARKETS, INC., a Georgia corporation ("FSI").

   WHEREAS, NBSI and FSI have entered into a Master Consulting
Agreement dated April 3, 1996 as amended by that certain Letter
Agreement dated March 4, 1997 (the "Master Consulting Agreement");

   WHEREAS, NBSI and FSI desire to terminate the agreement and to provide for future payments by NBSI to FSI.

   NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of all such consideration being hereby acknowledged, NBSI and FSI agree as follows:

    1. The Master Consulting Agreement between NBSI and FSI, as amended, is hereby terminated, and null and void effective on the date of this Agreement.

    2. Each of the parties to this Agreement hereby release the other from all obligations, legal or equitable in nature, arising from or out of the Master Consulting Agreement.

    3. Notwithstanding anything contained in this Agreement to the contrary, the parties hereby agree that NBSI will continue to pay FSI a fee of ___________________________DOLLARS ($______) per
month times the number of Winn-Dixie stores which are listed on Exhibit "A" (the "Stores" or singularly, the "Store") that NationsBank, N.A. is obligated to pay Winn-Dixie lease payments on with respect to such Store. If any of the Stores are closed and NationsBank, N.A. and Winn-Dixie both elect to relocate a bank in-store facility to a replacement store, the fee shall continue to be due and payable with respect to such replacement store. This fee shall continue for so long as NationsBank, N.A. is required to pay lease payments to Winn-Dixie on any of the Stores. The $___ per month per Store shall be reduced to $___ per month per Store for the sixth through tenth year that NationsBank, N.A. operates an in-store banking facility in each Store and will be further reduced to $___ per month per Store for each year after the tenth year that NationsBank, N.A. operates a banking facility in each Store. In the event that NationsBank, N.A. is no longer paying lease payments to Winn-Dixie for a Store, then in such event no payment shall be payable to FSI pursuant to this Agreement for that Store.

    4. This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina.

    5. Each party represents that it has all requisite legal power and authority and has taken all action necessary or appropriate to enter into this Agreement and that its representative executing this Agreement is duly empowered to do so.

   IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement and affix their respective seals hereto all as of the date first set forth above.

NATIONSBANC SERVICES, INC.,
a North Carolina corporation

      /s/ James D. Dixon
By:------------------------------

Name:  James D. Dixon
Title:   President

ATTEST:


/s/ Mary-Ann Lucas
---------------------------------

Name:  Mary-Ann Lucas                       (Corporate Seal)
TITLE:   Assistant Secretary



FINANCIAL SUPERMARKETS, INC.,
a Georgia corporation

      /s/ J. Alton Wingate
By:------------------------------

Name: J. Alton Wingate
Title:   President & CEO

ATTEST:


/s/ Annette R. Fricks                       (Corporate Seal)
---------------------------------

Name: Annette R. Fricks
TITLE: Corporate Secretary